Execution

FOURTH AMENDMENT TO PURCHASE AGREEMENT
(Scottsburg Healthcare Center)

This Fourth Amendment to Purchase Agreement (Scottsburg Healthcare Center) is made effective June 19, 2012, by and between Strawberry Patch Aleph, LLC, an Indiana Limited Liability Company, ("Purchaser") and Wood Moss, LLC, a Georgia limited liability company ("Seller").

Recitals

A.

Seller and Purchaser are parties to that certain Purchase Agreement (Scottsburg Healthcare Center) dated as of October 9, 2008, a First Amendment to Purchase Agreement dated November 21, 2008, a Second Amendment to Purchase Agreement dated December 31, 2008, a Third Amendment to Purchase Agreement dated October 7, 2011, and assigned to Purchaser and consented to by Seller via a Landlord Consent and Estoppel dated November 1, 2011 (collectively, the "Purchase Agreement", all capitalized terms used herein and not otherwise defined having the meanings ascribed to then in the Purchase Agreement).

B.

The parties wish to amend the Purchase Agreement as more particularly set forth herein.

Accordingly, in consideration of the terms, conditions and covenants contained in the Purchase Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Purchase Agreement as follows:

1.

Section 8 of the Purchase Agreement is amended by deleting the second sentence in its entirety and substituting the following in lieu thereof:

"Date of Closing. The closing contemplated herein (the "Closing") shall occur at the offices of Seller's counsel in Atlanta, Georgia, or at any other location agreed to by the parties hereto, on or before December 31, 2015 (the "Closing Date")."

2.

Purchase Price Credit. Purchaser acknowledges that Seller (as the successor in interest to National Assistance Bureau, Inc.) leases the Facility to The Waters of Scottsburg II, LLC, pursuant to that certain Lease dated December 30, 2008 as amended by First Amendment to Lease dated January 1, 2010, by Second Amendment to Lease dated July 1, 2010, by Third Amendment to Lease dated November 18, 2010, by Fourth Amendment to Lease Dated October 7, 2011, and by the Fifth Amendment to Lease dated as of June _______, 2012 (as amended and assigned, the "Lease"). Notwithstanding anything contained in the Lease or the Purchase Agreement to the contrary, but provided that the Tenant is not in default under the Lease at the time of the Closing, Seller agrees that Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to $5,000 per month for each month after July 1, 2012 and running through the Closing Date. By way of example, if the Closing occurs December 31, 2012, the Purchaser would be entitled to a credit against the Purchase Price in the amount of $30,000.

3.

The Purchase Agreement is unchanged except as specifically set forth herein.

SIGNATURES

PURCHASER:

SELLER:

Strawberry Patch Aleph, LLC

Wood Moss, LLC

By: /s/ Moishe Gubin, Manager

By:  /s/ Christopher F. Brogdon, Manager